UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2023 (March 14, 2023)

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CHURCHILL CAPITAL CORP V
(Exact name of registrant as specified in its charter)

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Delaware	001-39806	85-1023777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 380-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one warrant	CCV.U	New York Stock Exchange

Shares of Class A common stock	CCV	New York Stock Exchange

Warrants	CCV WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the special meeting of the stockholders of Churchill Capital Corp V (the “Company”) held on March 14, 2023 (the “Special Meeting”), a total of 44,612,883 (71.38%) shares of the Company’s issued and outstanding common stock (the “Common Stock”) held of record at the close of business on February 15, 2023, the record date for the Special Meeting, were represented by proxy, which constituted a quorum.

The stockholders of the Company (the “Stockholders”) voted on the proposal to adopt an amendment (the “Extension Amendment Proposal”), which is described in more detail in the definitive proxy statement of the Company filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2023 (the “Proxy Statement”), to the Company’s amended and restated certificate of incorporation (the “Charter”) to extend the date by which the Company has to consummate a business combination (the “Extension”) from March 18, 2023 to December 18, 2023 (or such earlier date as determined by the Company’s board of directors) (the “Charter Amendment”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
43,943,643	660,065	9,175	N/A

As there were sufficient votes to approve the Extension Amendment Proposal, the “Adjournment Proposal” described in the Proxy Statement was not presented to the Stockholders.

The Extension will not be effective until the Charter Amendment has been filed with the Secretary of State of the State of Delaware. The board of directors of the Company retains the right to abandon and not implement the Extension at any time without any further action by the Stockholders.

Item 8.01	Other Events.

The information disclosed under Item 5.07 of this Current Report is incorporated by reference into this Item 8.01 to the extent required herein.

Redemptions

In connection with the vote to approve the Extension Amendment Proposal, holders of 35,223,748 shares of Class A common stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.07 per share, for an aggregate redemption amount of approximately $354.7 million. As a result, approximately $354.7 million will be removed from the Trust Account to redeem such shares and 14,776,252 shares of Class A common stock will remain outstanding after the redemption has been effected. Upon payment of the redemption, approximately $148.9 million will remain in the Trust Account prior to any deposits made by Churchill Sponsor V LLC (the “Sponsor”) to the Company’s trust account pursuant to the non-interest bearing unsecured promissory note issued by the Company to the Sponsor, which was previously filed with the SEC on March 7, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Churchill Capital Corp V

Date: March 14, 2023	By:	/s/ Jay Taragin
		Name:	Jay Taragin
		Title:	Chief Financial Officer